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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

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iSTAR FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1114 Avenue of the Americas, 39th Floor
New York, New York 10036
April 21, 2010

Dear Shareholder:

        We cordially invite you to attend our 2010 annual meeting of shareholders. We will hold the meeting at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 26, 2010 at 9:00 a.m. local time.

        At the annual meeting, we will ask our shareholders to:

        (1)   elect eight directors to the board of directors;

        (2)   consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

        (3)   transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        The attached proxy statement contains details of the proposals to be voted on at the annual meeting and other important matters. We encourage you to read the proxy statement and attachments carefully.

        YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE ELECTION OF THE EIGHT NOMINEES AS DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ARE IN THE BEST INTERESTS OF iSTAR FINANCIAL INC. AND OUR SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THESE PROPOSALS.

        We cordially invite all shareholders to attend the annual meeting in person. Any shareholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,
Jay Sugarman Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of iStar Financial Inc., a Maryland corporation, will be held at the Harvard Club of New York City, 35 West 44th Street, 3rd Floor, West Room, New York, New York on Wednesday, May 26, 2010 at 9:00 a.m. local time, for the following purposes as further described in the accompanying proxy statement:

        1.     To elect to the board of directors eight members to hold office until the next annual meeting of shareholders to be held in 2011 and until their respective successors are duly elected and qualify. The nominees to the board are: Glenn R. August, Robert W. Holman, Jr., Robin Josephs, John G. McDonald, George R. Puskar, Dale Anne Reiss, Jay Sugarman and Jeffrey A. Weber.

        2.     To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

        3.     To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

        The board has fixed April 2, 2010 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment of the meeting. Only holders of record of our common stock, par value $.001 per share (which includes both our regular common stock and our high performance common stock), and 8.00% Series D preferred stock, par value $.001 per share, at the close of business on that date will be entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2010:

This proxy statement and the Annual Report to Shareholders on Form 10-K for
the year ended December 31, 2009 are available at https://www.proxydocs.com/sfi.

By Order of the Board of Directors
Geoffrey M. Dugan General Counsel, Corporate & Secretary New York, NY April 21, 2010

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

1114 Avenue of the Americas, 39th Floor
New York, New York 10036

PROXY STATEMENT

Annual Meeting of Shareholders
To Be Held May 26, 2010

        We are sending this proxy statement to holders of our common stock, par value $.001 per share, and holders of our 8.00% Series D preferred stock, par value $.001 per share, on or about April 21, 2010 in connection with the solicitation by our board of directors of proxies to be voted at our 2010 annual meeting of shareholders or at any postponement or adjournment of the annual meeting. Our common stock includes both our regular common stock and our high performance common stock. Our common stock is listed on the New York Stock Exchange, Inc., or the NYSE, and is traded under the symbol "SFI."

        This proxy statement is accompanied by a copy of our Annual Report to Shareholders for the year ended December 31, 2009. Additional copies of the Annual Report, including our financial statements as of and for the year ended December 31, 2009, may be obtained at our website at www.istarfinancial.com, or by contacting our Investor Relations department at (212) 930-9400, 1114 Avenue of the Americas, 39th Floor, New York, NY 10036. Copies will be furnished at no additional expense. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

About the Meeting

  Who is entitled to vote at the meeting?

        Only holders of record of our common stock and our Series D preferred stock at the close of business on April 2, 2010 are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting. On the record date, there were 138,122,798 issued shares of common stock, consisting of 93,381,861 outstanding shares of common stock (44,740,937 shares were held in treasury), 14,887.50 issued and outstanding shares of high performance common stock and 4,000,000 issued and outstanding shares of Series D preferred stock.

  What constitutes a quorum?

        The presence, either in person or by proxy, of the holders of the outstanding common stock and Series D preferred stock entitled to cast a majority of all the votes entitled to be cast at the meeting, considered as a single class, on the record date is necessary to constitute a quorum at the annual meeting.

  What are the voting rights of shareholders and what vote is needed to approve each proposal?

        Each shareholder is entitled to one vote for each share of regular common stock registered in the shareholder's name on the record date and 0.25 votes for each share of high performance common stock and Series D preferred stock registered in the shareholder's name on the record date.

        The vote of a plurality of all of the votes cast at a meeting at which a quorum is present by the holders of our common stock and Series D preferred stock, all voting as one class, is required for the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A "broker non-vote" occurs when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received voting instructions from the beneficial owner of such shares.

        The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present by the holders of our common stock and Series D preferred stock, all voting as one class, is required for the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting for shareholder approval. For purposes of the vote on the ratification of the appointment of the independent registered public accounting firm and the approval of any other matters properly presented at the meeting, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  How is my vote counted?

        If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the annual meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock or Series D preferred stock will be voted FOR the proposals and as recommended by the board with regard to all other matters in the discretion of the proxy holder.

        Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted. Such stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of record.

  Can I change my vote after I submit my proxy card?

        If you authorize a proxy to vote your shares, you may revoke it at any time before it is voted by:

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  giving written notice to our Secretary expressly revoking the proxy,

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  by signing and forwarding to us a proxy dated later, or

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  by attending the annual meeting and personally voting the common stock or Series D preferred stock owned of record by you.

  Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies from our shareholders. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE. Laurel Hill Advisory Group has been engaged to solicit proxies on our behalf in connection with our 2010 annual meeting of shareholders and provide other advisory services for an annual fee of $13,000 plus expenses.

 PROPOSAL 1:

ELECTION OF DIRECTORS

        In accordance with the provisions of our charter, each member of our board is elected annually.

        All of the nominees for election as a director are presently serving as directors. If a nominee becomes unavailable to serve as a director for any reason, the shares represented by any proxy will be voted for the person, if any, who may be designated by the board to replace that nominee. At this time, the board has no reason to believe that any nominee will be unavailable to serve as a director if elected.

        All of the nominees for election as a director, other than Mr. Sugarman and Mr. August, are independent within the standards prescribed by the NYSE.

        The following table sets forth the name, age and the position(s) with us currently held by each person nominated for election as a director:

Name	Age	Title
Jay Sugarman(1)	48	Chairman and Chief Executive Officer
Glenn R. August	48	Director
Robert W. Holman, Jr.(2)(3)	66	Director
Robin Josephs(2)(3)(4)(5)	50	Director
John G. McDonald(1)(4)	72	Director
George R. Puskar(1)(2)	66	Director
Dale Anne Reiss(1)(2)	62	Director
Jeffrey A. Weber(3)(4)	45	Director

(1)
Member of Investment and Asset Management Committee.

(2)
Member of Audit Committee.

(3)
Member of Compensation Committee.

(4)
Member of Nominating and Governance Committee.

(5)
Lead Director.

        We believe that the nominees for election as a director have the qualifications, skills and experience necessary to ensure that we are taking appropriate steps to address the complex issues confronting iStar in an extremely challenging business and economic environment. As set forth in our corporate governance guidelines, the qualifications, skills and experience that we consider relevant include the following:

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  Education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company's business or to its status as a publicly owned company;

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  Reputation for integrity;

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  Reputation for exercising good business judgment; and

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  Sufficient available time to be able to fulfill his or her responsibilities as a member of the board and of any committees to which he or she may be appointed.

        The nominees for election as a director have been leaders in business (and in particular the real estate and investment management business sectors), finance and academia over an extended period of time. Each of the nominees has demonstrated a long record of professional integrity, intellectual acumen, analytic skills, a strong work ethic and the ability to maintain a collegial environment. Additionally, several of our directors have experience as board members of a diverse range of public companies.

        The following section contains biographical and other information about the nominees. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that have led the Nominating and Governance Committee and the board to determine that each nominee should serve as a director.

        Jay Sugarman is our Chairman and Chief Executive Officer. Mr. Sugarman has served as a director of iStar Financial Inc. (and our predecessor) since 1996 and Chief Executive Officer since 1997. Mr. Sugarman is a member of our Investment and Asset Management Committee. Prior to forming iStar Financial and its predecessors, Mr. Sugarman managed private investment funds on behalf of the Burden family, a branch of the Vanderbilts, and the Ziff family. Mr. Sugarman received his undergraduate degree summa cum laude from Princeton University, where he was nominated for valedictorian and received the Paul Volcker Award in Economics, and his M.B.A. with highest distinction from Harvard Business School, graduating as a Baker Scholar and recipient of the school's academic prizes for both finance and marketing. As founder of iStar and chief executive officer since 1997, Mr. Sugarman has demonstrated the leadership skills and extensive executive experience across a broad range of investment, financial and operational matters that are necessary to lead iStar, a publicly-traded finance company focused on the commercial real estate industry.

        Glenn R. August has served as one of our directors since May 2005. Mr. August is the president and senior partner of Oak Hill Advisors, L.P. and supervises all investment, trading and operational activities. Mr. August joined Oak Hill's predecessor in 1987 as a co-founder of Acadia Partners. Since then, he has been responsible for more than $50 billion of investments in leveraged loans, high yield bonds and distressed securities. In addition, he co-founded all of the Oak Hill leveraged securities investment partnerships. Mr. August is also a Managing Partner of the advisor to Oak Hill Special Opportunities Fund, an investment partnership focused on investments in distressed companies. Mr. August previously worked in the mergers and acquisitions department at Morgan Stanley in New York and London. He earned an M.B.A. degree from Harvard Business School, where he was a Baker Scholar, and a B.S. degree from Cornell University. He currently serves on the board of directors of the 92nd Street Y, The Mount Sinai Children's Center Foundation and the Horace Mann School, and previously served on the boards of directors of TeleCity Group plc and three companies affiliated with Vertex Data Science Limited. Mr. August's qualifications for election to our board include his extensive executive experience in managing Oak Hill and its affiliated companies, an investment firm engaged in a broad range of sophisticated investment, trading and financial activities focused on corporate credit, which is relevant to our lending business.

        Robert W. Holman, Jr. has served as one of our directors since November 1999. He is chairman of our Compensation Committee and a member of our Audit Committee. Mr. Holman was co-founder of TriNet Corporate Realty Trust, Inc., or TriNet, a company that we acquired in 1999, and served as its chief executive officer and chairman of the board. He was chief executive officer and chairman of TriNet's predecessor, Holman/Shidler Corporate Capital, Inc., for ten years. He has structured, acquired, financed and managed over $2.5 billion of commercial and corporate assets in 40 states and Canada. Mr. Holman co-founded and was a senior executive and director of Watkins Pacific Corporation, a public multi-national conglomerate. Mr. Holman currently serves on the board of directors of Parasol Tahoe Community Foundation. Additionally, Mr. Holman has served as a director of Amerivest Properties, Inc. and as a senior executive, director, owner or board advisor for investment and operating companies in the United States, Great Britain, Australia and Mexico. He holds a B.A. degree in international economics from the University of California at Berkeley, an M.A. degree with honors from Lancaster University in England, where he was a British Council Fellow, and did post-graduate work at Harvard University where he was awarded a Loeb Fellowship. Mr. Holman's qualifications for election to our board include his experience as a founder, chief executive and director of TriNet, a public real estate investment firm focused on corporate tenant leasing which remains a key aspect of our business, his involvement in leadership capacities in other companies and organizations engaged in a broad range of business, finance and investment activities and his experience as a private investor.

        Robin Josephs has served as one of our (and our predecessor's) directors since March 1998. Ms. Josephs serves as our Lead Director, with duties that include presiding at all executive sessions of the independent directors and serving as principal liaison between the chairman and the independent directors. Ms. Josephs is a member of our Audit, Compensation and Nominating and Governance Committees. From July 2005 to March 2007, Ms. Josephs was a managing director of Starwood Capital Group L.P., a private equity firm specializing in real estate investments. Prior to that, Ms. Josephs was a senior executive with Goldman Sachs & Co. from 1986 to 1996 in various capacities. She currently serves as a director of Plum Creek Timber Company, Inc. (NYSE: PCL), which conducts operations in the land, wood products, natural resource and energy businesses, where she also serves on both the compensation and audit committees, and MFA Financial (NYSE: MFA), which is primarily engaged in investing in residential mortgage-backed securities. Ms. Josephs is a trustee of the University of Chicago Cancer Research Foundation and a member of the board of directors of the Tourette Syndrome Association. Ms. Josephs received a B.S. degree in economics from the Wharton School and an M.B.A. degree from Columbia University. Ms. Josephs' qualifications for election to our board include her experience as an executive with firms in the real estate, finance and investment industries and her extensive experience as a director of public real estate and investment companies.

        John G. McDonald has served as one of our directors since November 1999. Previously, Professor McDonald served as a director of TriNet since June 1993. Professor McDonald is chairman of our Nominating and Governance Committee and a member of our Investment and Asset Management Committee. He is the Stanford Investors Professor of Finance in the Graduate School of Business at Stanford University, where he has taught since 1968. Professor McDonald has taught M.B.A. courses and executive programs in subject areas including investment management, private equity, venture capital and corporate finance. He currently serves as a director of Scholastic Corporation, Varian, Inc. (acquisition by Agilent Technologies, Inc. is pending), Plum Creek Timber Company, Inc., QuinStreet, Inc. and twelve mutual funds managed by Capital Research and Management Company. Professor McDonald's qualifications for election to our board include his experience over an extended period as a professor of finance at a leading educational institution and as a director of public companies and mutual funds.

        George R. Puskar has served as one of our directors since November 1999. Previously, Mr. Puskar served as a director of TriNet since January 1998. Mr. Puskar is chairman of our Investment and Asset Management Committee and a member of our Audit Committee. Mr. Puskar also serves as our alternate Lead Director. From June 1997 until June 2000, Mr. Puskar served as chairman of the board of Lend Lease Real Estate Investments (formerly known as ERE Yarmouth), the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company based in Sydney, Australia. From 1988 until June 1997, Mr. Puskar was chairman and chief executive officer of Equitable Real Estate Investment Management, Inc., where he was responsible for directing the business operations of a full service commercial real estate investment management company with approximately $30 billion in assets under management. Prior to its acquisition by Lend Lease Corporation in June 1997, Equitable Real Estate Investment Management, Inc. operated as a subsidiary of The Equitable Life Assurance Society of the United States. Mr. Puskar currently serves as the chairman of Solutions Manufacturing, Inc., a manufacturer of electronic components based in Rockledge, Florida. Mr. Puskar has previously served as a director and member of the audit committee of New Plan Excel Realty Trust, Inc., a member of the board of directors of Carr Real Estate Investment Trust, the vice chairman of World Team Sports, an organization that specializes in unique athletic events with teams built around disabled athletes, and on an advisory board at Georgia State

University. Mr. Puskar has also served on the boards of the Urban Land Institute, the International Council of Shopping Centers, the National Council of Real Estate Fiduciaries and the National Realty Committee, and as chairman of a campaign to endow a real estate chair at Clark Atlanta University/Morehouse College. Mr. Puskar received a B.A. degree from Duquesne University. Mr. Puskar's qualifications for election to our board include his experience as chairman and chief executive officer of a major real estate investment management firm, his service as a director of several public real estate investment companies and his other significant business experience.

        Dale Anne Reiss has served as one of our directors since July 2008. Ms. Reiss is chairperson of our Audit Committee and a member of our Investment and Asset Management Committee. Ms. Reiss is a senior consultant to the Global Real Estate Center of Ernst & Young LLP. Until her retirement in 2008, she served as Global and Americas Director of Real Estate at Ernst & Young LLP and was a Senior Partner there from 1995 through 2008 in various capacities. She served as a Managing Partner at Kenneth Leventhal & Company from 1985 through its merger with Ernst & Young in 1995. From 1980 to 1985, Ms. Reiss was a Senior Vice President and Controller at Urban Investment & Development Company. She is also Managing Director of Artemis Advisors, LLC and a member of the board of directors of Post Properties, Inc. where she also serves on the audit committee. Since 1998, Ms. Reiss has served as a Trustee of Urban Land Institute and in various ULI officer and committee leadership positions. She also serves as a trustee for the Guttmacher Institute and the Pension Real Estate Association. In 2002, the New York Women Executives in Real Estate named Ms. Reiss Woman of the Year. Ms. Reiss is a Certified Public Accountant. She received a B.S. in Economics and Accounting from the Illinois Institute of Technology and an M.B.A. from the University of Chicago. Ms. Reiss' qualifications for election to our board include her extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms, her leadership experience in management and operations at those firms and her experience as a director of other public and private companies.

        Jeffrey A. Weber has served as one of our directors since June 2003. Mr. Weber is a member of our Compensation Committee and our Nominating and Governance Committee. Mr. Weber is the president of York Capital Management, LLC, an event-driven investment management firm organized in 1991 with offices in New York, Washington, D.C., London and Hong Kong. He is currently on the board of directors of York Enhanced Strategies Fund, LLC. Prior to his current position, he was the president and chief executive officer of William A.M. Burden & Co., L.P., where his tenure spanned twelve years. Mr. Weber also worked at Chemical Venture Partners, the venture capital and leveraged buyout arm of Chemical Bank, and in the corporate finance department of Drexel Burnham Lambert Incorporated. Mr. Weber is also a director of the Carter Burden Center for the Aging, Inc. and serves on the Advisory board of the Department of Medicine of Mount Sinai Medical Center. Mr. Weber holds a B.A. degree from Williams College and an M.B.A. degree from Harvard Business School. Mr. Weber's qualifications for election to our board include his leadership experience as president and/or chief executive officer of investment management firms and his service as a director of several other companies and organizations.

Recommendation Regarding the Election of Directors

        The board recommends that you vote FOR the eight named nominees to be elected as our directors.

 PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of the board has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to ratification by our shareholders. We expect a representative of PricewaterhouseCoopers LLP to attend the annual meeting to make a statement, if he or she desires, and to respond to appropriate questions.

Recommendation Regarding Ratification of Appointment of PricewaterhouseCoopers LLP

        The board recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

How often did the board meet during 2009?

        During the fiscal year ended December 31, 2009, the board held 21 meetings, including meetings held in person and by telephone conference call. All directors are expected to attend a majority of the board meetings. All directors attended at least 75% of all of the board meetings and applicable committee meetings. In addition, all of the directors who were elected at the 2009 annual meeting, except Glenn August, were present in person at that annual meeting.

What Committees has the board established?

        Our board has standing Audit, Compensation, Nominating and Governance, and Investment and Asset Management Committees. Our board has appointed, and may in the future appoint, special committees from time to time, as deemed necessary or appropriate.

How does the Company determine director independence?

        Our board has determined that a majority of our directors are independent. In determining director independence, the board considers all relevant facts and circumstances and the NYSE listing standards. Under the NYSE listing standards, no director qualifies as independent unless the board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The board has determined that the following directors qualify as independent: Messrs. Holman, McDonald, Puskar, Weber and Mss. Josephs and Reiss.

The Audit Committee

        The Audit Committee is responsible for, among other things, retaining or dismissing our independent registered public accounting firm, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with management and our independent registered public accounting firm.

        The members of the Audit Committee are Dale Anne Reiss (chairperson), Robert W. Holman, Jr., Robin Josephs and George R. Puskar. The board has determined that each of the current members of the Audit Committee is independent, as defined by the Audit Committee's charter and the NYSE listing standards, and that the chairperson of the committee qualifies as an "audit committee financial expert" as defined by the SEC. In addition, the board has determined that each of the current members of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Audit Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Audit Committee met 11 times during 2009, including meetings held in person and by telephone conference call.

The Compensation Committee

        The Compensation Committee is responsible for overseeing the Company's executive compensation programs. The principal responsibilities of the Compensation Committee are:

  •
  To review management's recommendations and advise management and the board on broad compensation programs and policies such as salary ranges, annual incentive bonuses and long-term incentive plans, including equity-based compensation programs.

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  To establish performance objectives for the chief executive officer, review performance objectives established for other senior executives of the Company and evaluate the performance of such executives relative to these objectives, in connection with the Compensation Committee's overall review of executive compensation.

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  To make recommendations regarding the base salary, cash incentive bonus, equity-based incentive awards and other compensation for the chief executive officer of the Company.

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  To approve base salaries, cash incentive bonuses, equity-based incentive awards and other compensation for other officers and employees of the Company with base salaries in excess of $200,000 per year (which includes all officers who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended).

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  To administer the issuance of any award under the Company's long-term incentive plans and other equity compensation programs.

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  To retain and oversee third party consultants to assist with the Compensation Committee's activities, from time to time.

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  To oversee the Company's performance evaluation practices and procedures.

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  To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Compensation Committee by the board or the Chairman of the board.

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  To review the Compensation Discussion and Analysis for inclusion in this proxy statement.

        The members of the Compensation Committee are Robert W. Holman, Jr. (chairman), Robin Josephs and Jeffrey A. Weber. Each of the current members of the Compensation Committee is independent as defined by the Compensation Committee's charter and the NYSE listing standards. The Compensation Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Compensation Committee met 13 times during 2009, including meetings held in person and by telephone conference call.

The Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for, among other things, considering and recommending actions relating to corporate governance matters. In addition, the Nominating and Governance Committee considers and recommends to the board individuals to serve as our directors and executive officers. In making such recommendations, the Nominating and Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill and experience with businesses and other organizations comparable to the Company. The charter of our nominating and governance committee also identifies diversity as one factor which the committee may consider when nominating a candidate for election to the board. Diversity includes not only factors such as gender, race and age, but also background, experience, skills, accomplishments, personal qualities and other traits desirable in achieving an appropriate mix of qualified individuals.

        The Nominating and Governance Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by shareholders and generally shall guide the process of recruiting new directors. The Nominating and Governance Committee may employ professional search firms or consultants (for which the Company pays a fee) to assist it in identifying potential members of the board with the desired skills and disciplines. Nominations made by shareholders should be made in accordance with the procedures set forth in this proxy statement under "Corporate Governance Matters—Shareholder Nominations for the board." Candidates proposed by shareholders will be considered using the same criteria and in the same manner as all other candidates are considered.

        The members of the Nominating and Governance Committee are John G. McDonald (chairman), Robin Josephs and Jeffrey A. Weber. Each of the current members of the Nominating and Governance Committee is independent as defined by the applicable NYSE listing standards. The Nominating and Governance Committee operates under a written charter, a copy of which may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy. The Nominating and Governance Committee met 4 times during 2009, including meetings held in person and by telephone conference call.

The Investment and Asset Management Committee

        The board has delegated to the Investment and Asset Management Committee the authority to approve our investment transactions involving commitments greater than $75 million but less than or equal to $150 million. Investment transactions of more than $150 million, and strategic investments such as a corporate merger or acquisition of another business entity (other than a corporate net lease financing) or any other material transaction in an amount greater than $75 million involving our entry into a new line of business, must be approved by our board of directors. Investment transactions less than or equal to $75 million are subject to the approval of an internal senior management investment committee or Jay Sugarman, our chairman and chief executive officer, and Nina Matis, our chief legal officer and chief investment officer, in accordance with the limits of investment authority established by the board.

        The Investment and Asset Management Committee has broadened its activities to include reviews of our large loans and assets in each principal asset category, as well as discussion of strategies for dealing with issues relating to portfolio management, asset dispositions and other negotiated resolutions, to complement the portfolio review conducted regularly by the board of directors.

        The members of the Investment and Asset Management Committee are George R. Puskar (chairman), John G. McDonald, Dale Anne Reiss and Jay Sugarman. The Committee met once during 2009, reflecting the fact that the full board met frequently for discussion of investment and asset management matters, as well as the lack of new investment origination activity in 2009.

Are there any special arrangements under which members of our board serve as directors?

        No arrangement or understanding exists between any director or executive officer and any other person or persons pursuant to which any director or executive officer was, or is, to be selected as a director or nominee.

What is the board's role in risk oversight?

        Our management is charged with assessing and managing risks associated with our business on a day-to-day basis. The board's role is to oversee management's execution of these responsibilities and to assess our approach to risk management. In our view, it is not possible or desirable to eliminate risk from our activities. We believe that, as a commercial real estate finance company, our focus should be on identifying, pricing, managing and monitoring risk with the objective of achieving attractive, long-term, risk-adjusted returns for the benefit of the Company and our shareholders. We have robust internal processes and a strong internal control environment designed to identify, manage and mitigate material risks and to communicate with the board. The board exercises its oversight role periodically as part of its regular meetings and also through its committees, which examine various elements of risk as part of their responsibilities. The full board, or the appropriate board committee in the case of risks under the purview of a particular committee, receives regular reports from members of senior management on areas of material risk to iStar, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies. The board's role in risk oversight is consistent with our leadership structure generally, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the board and its committees providing oversight in connection with those efforts.

 EXECUTIVE OFFICERS AND OTHER KEY OFFICERS

Who are our key officers?

        Information for Jay Sugarman is contained above under the heading "PROPOSAL 1: ELECTION OF DIRECTORS." Information with regard to our other executive officers and key officers is set forth below. As reported elsewhere in this proxy statement, James Burns served as our chief financial officer until his resignation on April 16, 2010. Until a new chief financial officer is hired, other members of our senior management team have assumed Mr. Burns' responsibilities. All of our officers serve at the pleasure of the board of directors and are customarily appointed as officers at the annual organizational meeting of the board held following each annual meeting of shareholders.

        Nina B. Matis currently serves as our chief legal officer and chief investment officer. She assumed her current position in February 2008 after serving as general counsel of iStar Financial (and our predecessor) since 1996, executive vice president since November 1999 and chief investment officer since April 2007. Ms. Matis is responsible for legal, tax, structuring and regulatory aspects of our operations and investment and financing transactions. Ms. Matis remains an inactive special capital partner of the law firm of Katten Muchin Rosenman LLP, one of our principal outside law firms. From 1984 through 1987, Ms. Matis was an adjunct professor at Northwestern University School of Law where she taught real estate transactions. Ms. Matis previously served as a director of New Plan Excel Realty Trust, Inc. She is a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, the Chicago Finance Exchange, the Urban Land Institute, REFF, the Chicago Real Estate Executive Women, The Chicago Network and The Economic Club of Chicago. Ms. Matis received a B.A. degree, with honors, from Smith College and a J.D. degree from New York University School of Law. Ms. Matis is 62 years old.

        David DiStaso serves as our chief accounting officer, having assumed this position in June 2008. Mr. DiStaso is responsible for managing our accounting and tax departments, including compliance with generally accepted accounting principles and real estate investment trust requirements, internal and external financial reporting and the maintenance of a sound internal control environment. Mr. DiStaso previously spent 11 years with the CIT Group, Inc., most recently as chief financial officer of the Consumer Finance Division. He spent the first 10 years of his career in public accounting with KPMG, serving as a senior manager within the audit group and providing audit and consulting services to clients within the financial services industry. Mr. DiStaso received a bachelor's degree from Rutgers College and is a certified public accountant. Mr. DiStaso is 45 years old.

        R. Michael Dorsch III has served as an executive vice president of iStar Financial since March 2000. Mr. Dorsch is currently responsible for portfolio management and asset resolution activities, with particular focus on our portfolio of land investments. Prior to joining iStar Financial, Mr. Dorsch was a principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly-structured, value-added financing solutions for their corporate real estate facilities. Previously, Mr. Dorsch was a founder and managing partner of Corporate Realty Capital, a Boston-based real estate investment bank focused on originating, structuring and financing net lease transactions, and was also a partner in a real estate development, ownership and management concern. Mr. Dorsch graduated with a Sc.B. in Mechanical Engineering from Brown University and has an M.B.A. from Harvard Business School. Mr. Dorsch is 54 years old.

        Barbara Rubin currently serves as an executive vice president of iStar Financial and, since September 1998, has served as president of iStar Asset Services, our loan asset management and servicing operation. Ms. Rubin has primary responsibility for the asset management, risk management, construction, and information technology functions at iStar Financial. She has more than 20 years of real estate investment experience, including loan and real estate equity origination, portfolio management, loan servicing, and capital markets activities. Prior to joining iStar Financial, Ms. Rubin was president and chief operating officer of Phoenix Realty Securities, Inc., a real estate advisory operation that managed portfolios of real estate securities (including mortgage loan investments and real estate equity securities). She is currently chair of the Connecticut Health and Education Facilities Authority. Ms. Rubin received a B.A. from Williams College and an M.B.A from the University of Connecticut. Ms. Rubin is 56 years old.

 REPORT OF THE AUDIT COMMITTEE

        We oversee the financial reporting process of iStar Financial Inc., a Maryland corporation (the Company), on behalf of the Board of Directors of the Company (the Board) in accordance with our Audit Committee charter. The Board, in its judgment, has determined that all members of our Audit Committee meet the independence requirements of the Securities and Exchange Commission (the SEC) and the New York Stock Exchange (the NYSE). The Board has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that the chairperson of the Audit Committee is an "audit committee financial expert" within the meaning of the rules of the SEC. We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company's website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

        The Company's management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting, as well as disclosure controls and procedures. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Company's external auditors, PricewaterhouseCoopers LLP, an independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing the effectiveness of the Company's internal controls over financial reporting and for expressing their opinion thereon, in addition to auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. We also review the performance of the Company's internal audit function. We do not prepare financial statements or conduct audits.

        In connection with the December 31, 2009 audited consolidated financial statements, we have:

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  reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, and the reasonableness of significant judgments;

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  discussed with the independent registered public accounting firm the items that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; and

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  reviewed and considered the written disclosures in the letter received from PricewaterhouseCoopers LLP, as required by the PCAOB regarding the independent accountant's communications with the Audit Committee regarding independence, including a discussion about their independence from the Company and management.

        Based on the reviews and discussions above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter in effect in 2009, we recommended to the board that the audited consolidated financial statements for 2009 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The board approved our recommendation.

Submitted by the Audit Committee:

    Dale Anne Reiss (Chairperson)
    Robert W. Holman, Jr.
    Robin Josephs
    George R. Puskar

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

 CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

        Our board has approved a set of guidelines that provide the framework for the governance of iStar Financial Inc. The board reviews these guidelines and other aspects of our corporate governance periodically, as necessary. Our corporate governance guidelines may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Board Leadership Structure

        Our board has the authority to select the leadership structure it considers appropriate for iStar. In making leadership structure determinations, the board considers many factors, including the specific needs of our business and what is in the best interests of our shareholders. Our current leadership structure consists of a combined chairman of the board and chief executive officer position, a lead independent director, or Lead Director, an active and involved eight-member board, six of whom are independent directors, and board committees chaired by independent directors.

        Under our bylaws, the chairman of the board presides over the meetings of the board and of the shareholders. The chairman of the board shall perform such other duties as may be assigned to him or them by the board of directors. The chief executive officer has general responsibility for implementation of the policies of the Company, as determined by the board, and for the management of the business and affairs of the Company. Jay Sugarman serves as both chairman of the board and chief executive officer.

        Our board, by vote of its independent members, has designated a Lead Director, whose duties include the following:

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  preside at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

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  serve as principal liaison between the chairman and the independent directors;

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  advise the chairman on the quality, quantity and timeliness of the information presented to the board;

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  advise the chairman on the agendas for board meetings;

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  advise the chairman on the schedule of meetings of the board to assure that there is sufficient time for discussion of agenda items;

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  call meetings of the independent directors, if deemed necessary or appropriate by the Lead Director;

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  if requested by major shareholders, be available for consultation and direct communication with major shareholders and their representatives; and

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  such other duties as the board may determine from time to time.

        Robin Josephs currently serves as our Lead Director. George R. Puskar has been designated to serve as our alternate Lead Director.

        The board believes that this leadership structure—a combined chairman and chief executive officer, a lead independent director, a relatively small board, active and involved independent directors, and board committees led by independent directors—is the most appropriate and effective arrangement for iStar at this time. Due to the varied and complex nature of the Company's business, the board believes the chief executive officer is in the best position to lead most effectively and to serve in the critical role of chairman of the board. Having a chairman who also serves as chief executive officer facilitates timely communication with directors on critical business matters. The board believes that leadership of both the board and the Company by Mr. Sugarman is the optimal structure to guide the Company and maintain the focus needed to achieve our business goals. The board also believes there is an effective balance between strong Company leadership and appropriate oversight by independent directors and that the current board leadership structure functions very well. The board recognizes that circumstances may change, however, and will periodically review its leadership structure.

Committee Charters

        Our Audit, Compensation and Nominating and Governance Committees have adopted charters that meet the standards established by the NYSE. Copies of these charters are available on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests copies.

Service on Other Boards

        In view of the commitment of time and effort that is required of a director of a public company, our board has established a guideline that its directors should not serve on the boards of more than six public companies. For this purpose, we treat service on the boards of mutual funds having the same investment adviser as service on the board of one company.

Code of Conduct

        The Code of Conduct documents the principles of conduct and ethics to be followed by our directors, officers and employees. The purpose of the Code of Conduct is to promote honest and ethical conduct, compliance with applicable governmental rules and regulations, full, fair, accurate, timely and understandable disclosure in periodic reports, prompt internal reporting of violations of the Code of Conduct and a culture of honesty and accountability. A copy of the Code of Conduct has been provided to each of our directors, officers and employees, who are required to acknowledge that they have received and will comply with the Code of Conduct. Among its many features, the Code of Conduct describes how employees can report any matter that may be of concern to a named Compliance Officer, any other member of our Compliance Committee, our chief executive officer or the Chairman of the Audit Committee. This reporting may be done on an anonymous basis. We have also established an independent "hotline" telephone service that may be used by employees who wish to report any concerns or suspected violations of our standards of conduct, policies or laws and regulations, on an anonymous basis or otherwise. A copy of our Code of Conduct may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior staff. The purpose of the Disclosure Committee is to oversee our system of disclosure controls and assist and advise the chief executive officer and chief financial officer in making the required certifications in SEC reports. The Disclosure Committee was established to bring together on a regular basis representatives from our core business lines and employees involved in the preparation of our financial statements to discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. The Disclosure Committee reports to our chief executive officer and, as appropriate, to our Audit Committee. The Disclosure Committee meets quarterly and otherwise as needed. The Disclosure Committee has adopted a written charter to memorialize the Committee's purpose and procedures. A copy of the charter may be found on our website at www.istarfinancial.com and will be provided in print, without charge, to any shareholder who requests a copy.

Communications with the Board

        We provide the opportunity for interested parties, including shareholders, to communicate with members of the board. Interested parties may communicate with our Lead Director, the other independent board members or the chairperson of any of the committees of the board by e-mail or regular mail. All communications by e-mail should be sent to CorporateSecretary@istarfinancial.com. Communications sent by regular mail should be sent to the attention of the Lead Director, the independent directors, the Audit Committee chairperson, the Compensation Committee chairman or the Nominating and Governance Committee chairman, as the case may be, in each instance in care of the secretary of the Company at our headquarters at 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

        Our chief legal officer and our secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. These officers will forward all appropriate communications received, or a summary of such communications, to the appropriate board member(s). However, we reserve the right to disregard any communication that our chief legal officer and our secretary determine is unduly hostile, threatening, or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. These officers have the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Shareholder Nominations for the Board

        Shareholder nominations for election to the board should be sent to the attention of the secretary of the Company at the address appearing on the notice accompanying this proxy statement, describing the candidate's qualifications and accompanied by the candidate's written statement of willingness and affirmative desire to serve in a manner representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Company's Bylaws.

        Candidates proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Nominating and Governance Committee of the board in considering all candidates for election to the board. See "INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES—The Nominating and Governance Committee."

 EXECUTIVE COMPENSATION

Risk and Compensation

        In the wake of the financial crisis, there has been increased focus on the possible relationship between risk taking and executive compensation. As noted above in the discussion of the board's role in risk oversight, in our view, it is not possible or desirable to eliminate risk from our activities. We believe that our focus, as a company and as individual employees, should be on identifying, pricing, managing and monitoring risk with the objective of achieving attractive, long-term, risk-adjusted returns on our equity. We believe that our compensation program should support and incentivize our employees in achieving this objective, but should not encourage excessive risk taking. We believe that our compensation program does not encourage excessive risk taking, based in part on the following attributes of our program:

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  We have no employment agreements with executive officers. All of our executives are "at will" employees, meaning their employment may be terminated with or without cause at any time.

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  Compensation is variable and performance-based. No one is guaranteed a minimum salary or bonus.

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  Equity awards which vest over multiple years comprise a significant portion of the compensation we pay our senior executives.

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  A significant portion of our equity awards in recent years will vest only if shareholder return or performance hurdles are achieved, in addition to a requirement of continuing employment.

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  Our executives have no "golden parachutes" or "golden coffin" arrangements.

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  None of our executives is guaranteed any severance payments if their employment is terminated.

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  Our recent equity awards include clawback provisions which enable us to recover the awards in the event of gross negligence or misconduct directly related to a material restatement of iStar's financial or operating results.

Compensation Discussion and Analysis

        This compensation discussion and analysis describes the key principles and factors underlying our executive compensation policies and decisions for 2009 for our named executive officers and other most highly-compensated officers, who are:

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  Jay Sugarman, our chairman and chief executive officer;

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  Nina B. Matis, our chief legal officer and chief investment officer;

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  R. Michael Dorsch III, our executive vice president; and

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  Barbara Rubin, our executive vice president.

        The compensation tables and footnotes in this proxy statement also include information on compensation for 2009 for Catherine Rice, who served as our chief financial officer until her retirement on March 6, 2009, and James Burns, who served as our chief financial officer for the balance of 2009 and until his resignation on April 16, 2010.

        The following discussion should be read in conjunction with the other information presented in this proxy statement, including the information in the compensation tables and the footnotes to those tables.

  2009 Compensation—Overview

        In 2009, our industry and our company continued to face an extremely challenging business environment, caused by global market volatility, disruptions in the capital markets and weakened economic conditions that began in mid-2007, intensified throughout 2008 and continued in 2009. The condition of the U.S. economy and the global economy deteriorated into what most have viewed as a severe recession. These conditions in the economy generally, and in the real estate and finance sectors in particular, have had a negative impact on our business, financial condition and operating financial results and we have seen our stock price decline significantly.

        Against the backdrop of this continuing financial crisis, our management team has focused on several critical areas in efforts to mitigate the adverse effects on our balance sheet and liquidity. In the last 30 months, over $10 billion in capital has been generated through loan repayments, loan sales and asset sales. Through note repurchases and a bond exchange transaction, we retired a significant amount of our debt at discounts to its face value. We completed a new $1.0 billion bank facility and restructuring of existing bank facilities. We have taken appropriate actions to maintain compliance with the covenants under our bank facilities and outstanding bonds. We have continued to streamline our operations and reduce our general and administrative expenses. As a result of these efforts, and despite the significant increase in non-performing loans and assets acquired through, or in lieu of, foreclosure in 2009, we covered our operating costs, met our funding commitments and satisfied all of our scheduled debt maturities in 2009.

        The primary considerations in making compensation decisions for 2009 included:

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  Assessing our 2009 performance and the significant financial and operational pressures on the Company;

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  Recognizing the extraordinary efforts required over the course of 2009 given the significant and critical issues facing us and the departures of certain senior executives;

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  Emphasizing the near-term operational priorities necessary in order to improve our longer-term financial health; and

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  Retaining critical talent to achieve current strategic and operational goals and to position us for future growth.

  Oversight of Compensation Programs

        The members of the Compensation Committee of our board of directors have primary responsibility for overseeing our compensation programs for our named officers. This committee is composed exclusively of independent directors, as defined under the New York Stock Exchange listing standards. The committee operates under a written charter that may be found on the Company's website at www.istarfinancial.com. The committee meets periodically during the year to perform its functions and reports to the board periodically regarding compensation and related matters. The committee consults with compensation consultants, outside counsel, and other advisors as appropriate, in the committee's discretion, to assist in discharging the committee's duties. Specifically, the committee engaged Towers Watson as its independent compensation consultant to assist the committee on a range of executive compensation matters. Towers Watson's services to the committee are discussed further below. The committee also engaged Kirkland & Ellis, LLP as its independent legal counsel to advise the committee on compensation matters.

  Objectives of Our Compensation Program

        Our compensation practices and programs are designed to achieve the following objectives:

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  To attract, retain, motivate and reward key employees who further the Company's current and long-term strategic, business and financial goals in the creation of shareholder value.

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  To provide an appropriate mix of current compensation and long-term rewards that is properly balanced between salary and performance-based pay and includes cash, equity compensation and other benefits.

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  To align shareholder interests and employee rewards.

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  To establish appropriate incentives for management and employees that are consistent with our culture and values.

  Elements of Our Compensation Program

        The principal elements of our compensation program for our named officers are (1) base salaries; (2) annual incentives, including cash bonuses; (3) long-term incentives, which may consist of various types of equity-based awards and in recent years have been in the form of restricted stock units; and (4) other group benefit programs offered to employees generally, including retirement benefits under a 401(k) plan. By combining these elements, we seek to achieve the objectives described in the preceding section.

        The Compensation Committee exercises independent discretion in determining and approving the base salary, annual incentives and long-term incentives for each of the named officers. The committee generally does not adhere to rigid formulae in determining the amount and mix of compensation elements. Our mix of compensation elements seeks to strike an appropriate balance between rewarding short-term performance, where applicable, and motivating long-term achievements through a combination of cash and equity incentive awards.

        We believe that compensation should be based on performance. We believe that the following attributes of our compensation program reflect this approach:

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  Our employees are employees "at will" who may be terminated at any time with or without cause.

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  Base salaries, cash incentive bonuses and equity incentive awards are discretionary, thereby allowing for the opportunity for greater compensation when performance is superior and lower compensation when performance is less successful.

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  A significant portion of our equity awards in recent years will vest only if shareholder return or performance hurdles are achieved, in addition to a requirement of continuing employment.

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  We do not maintain any retirement or pension plans for our named officers or other employees, other than our 401(k) plan that is available to our employees generally.

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  We do not provide significant personal benefits or perquisites for our executives beyond benefits offered to our employees generally.

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  We do not provide tax gross-ups to our executives.

        We intend for our compensation program to act as a retention tool and to provide continued and additional incentives to maximize our share price and thereby more closely align the economic interests of our named officers with those of our shareholders.

        Through the elements of our compensation practices and programs, we seek to maintain a competitive compensation package for each executive, while being sensitive to the Company's performance and financial circumstances.

  Process for Determining Compensation

        Compensation decisions for our named officers and other employees are made annually, after reviewing the performance of the Company and carefully evaluating an individual's performance during the year against goals, leadership qualities, business responsibilities, career with the Company, current compensation arrangements, long-term potential to enhance shareholder value and other relevant data. Mr. Sugarman, our chief executive officer, makes recommendations to the Compensation Committee based on the objectives and approach set by the committee, as well as current business conditions and other factors. Specifically, for each named officer other than himself, Mr. Sugarman makes recommendations based on competitive market data (including information with respect to compensation practices at other comparable companies), the rationale and guidelines for cash compensation (base salaries and annual incentives) and long-term incentive awards, for review, discussion and approval by the Compensation Committee. We do not engage in benchmarking. Mr. Sugarman may attend meetings of the Compensation Committee at the request of the committee chairman, but does not attend executive sessions and does not participate in any Compensation Committee discussions relating to the final determination of his own compensation.

  How We Determined 2009 Compensation Amounts

        The Compensation Committee engaged Towers Watson in 2009 as its independent compensation consultant to assist the committee on a range of executive compensation matters. Towers Watson has not performed other services for us. The committee also engaged Kirkland & Ellis, LLP in 2009 as its independent legal counsel to advise the committee on compensation matters.

        Specifically, Towers Watson was engaged to assist the committee in considering the recommendations made by the chief executive officer for the named officers and other employees, determining an appropriate mix of compensation for 2009 year-end awards and determining compensation for the chief executive officer, including a framework for the chief executive officer's equity incentive compensation. The consultant met with the committee members individually and with the chief executive officer to discuss our recent compensation history and other relevant matters. The consultant met with the committee on several occasions to discuss guiding principles, competitive market trends and potential pay frameworks.

        In considering compensation decisions for all employees for 2009 in the context of overall compensation objectives, the Compensation Committee emphasized several guiding principles, namely:

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  Compensation should reflect the Company's performance in 2009 and our current ability to pay.

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  Given the Company's performance and financial circumstances, compensation for 2009 should not, in the aggregate, exceed 2008 levels.

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  Where appropriate, compensation awards should be differentiated to reflect individual performance and future potential.

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  Compensation decisions should emphasize retention of high performers and "mission critical" personnel in the context of short-term and long-term strategic goals.

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  Compensation should be structured to encourage and promote continuing improvement in performance.

        The committee and the consultant also confirmed guiding principles for 2009 compensation decisions for the chief executive officer. The committee reached the following conclusions:

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  The chief executive officer's compensation should be considered in the context of the Company's overall performance.

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  The chief executive officer's 2009 compensation should recognize his significant and continuing efforts in leading the business in light of critical issues facing the Company and departures of certain senior executives.

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  The committee should retain discretion, through incentive compensation, to recognize the chief executive officer's effectiveness in addressing and resolving key issues and opportunities as they arise in 2010.

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  Future compensation awards should be based on achievements in relation to key near-term imperatives to position the Company for future recovery.

  Compensation of Our Chief Executive Officer for 2009

        Mr. Jay Sugarman, our chairman and chief executive officer, continues to serve as our chief executive officer at the will of our board of directors and his compensation terms are determined by our board.

        In determining the 2009 cash compensation and equity incentive award for Mr. Sugarman, the Compensation Committee considered his overall leadership and, in particular, his significant and continuing efforts in leading our business in light of significant issues facing the Company, as well as the critical role Mr. Sugarman will serve in addressing and resolving key issues and opportunities in the future. In particular, the committee considered the following performance factors, which were viewed as a whole without ascribing specific elements of compensation to particular factors:

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  Mr. Sugarman's leadership in our various liquidity initiatives, including generating proceeds from loan repayments, loan sales and asset sales and repurchasing senior notes;

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  Mr. Sugarman's leadership in our successful efforts in 2009 to cover our operating costs, meet our funding commitments and satisfy all of our scheduled debt maturities, despite significant challenges in the performance of our investment portfolio;

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  Mr. Sugarman's increased strategic and operational responsibilities following the departure of certain senior executives during 2009, including our president; and

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  Mr. Sugarman's critical role in leading us as we address and resolve future challenges.

        Based on the guiding principles and performance factors described above, the committee concluded it was appropriate to change the mix of Mr. Sugarman's 2009 total compensation, as follows:

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  For his services in 2008, Mr. Sugarman received a base salary of $1.0 million, was awarded no cash bonus, and was granted equity awards, a one-time retention award of 2.0 million restricted stock units, or Units, that was approved by shareholders on May 27, 2009, and an annual equity incentive award of 4.0 million Units, under the 2009 Long-Term Incentive Plan that was approved by shareholders on May 27, 2009. Both of these equity awards will vest only if shareholder return or stock price hurdles are achieved over the performance periods, as described in the compensation tables and footnotes elsewhere in this proxy statement.

  •
  For his services in 2009, Mr. Sugarman received a base salary of $1.0 million and was awarded a cash bonus of $1.999 million. In addition Mr. Sugarman was granted an equity incentive award in March 2010 for his services in 2009 in the form of 806,518 Units. The Units represent the right to receive an equivalent number of shares of our common stock (after deducting shares for minimum required statutory withholdings) if and when the Units vest. In recognition of the importance of critical near-term operational goals, the committee determined that ultimate vesting of this award should be predicated on the attainment of specific performance goals. These Units will cliff vest on March 2, 2012 if Mr. Sugarman continues to be employed by us and certain performance conditions have been achieved, relating to reduction in our general and administrative expenses and retirement of debt. Upon achievement of the performance conditions prior to the cliff vesting date, these Units thereafter carry dividend equivalent rights that entitle the holder to receive dividend payments on the Units, if and when dividends are paid on shares of our common stock. The Units have a grant date fair value of $3.15 million. In accordance with SEC rules regarding disclosure of compensation, this grant will be reported in the Summary Compensation Table in next year's proxy statement as 2010 compensation for Mr. Sugarman, based on the grant date of the award.

        Mr. Sugarman's total 2009 compensation reflects the committee's conclusion, in consultation with its consultant and the Board of Directors, that Mr. Sugarman's total cash compensation of $2.999 million, including a cash bonus, and an equity award of 806,518 Units reflects a reasonable and appropriate value and mix of compensation to be awarded to Mr. Sugarman for his services, in consideration of factors that include his performance in 2009, his critical role in leading us in the future, the fact that his base salary again remained flat in 2009 and no cash bonus was paid in the prior year, the value of our stock during the period immediately prior to granting the Units, the status of prior equity incentive awards granted to Mr. Sugarman and the compensation practices of other companies in markets where we compete for executive talent.

  Compensation of Other Named Officers for 2009

        The specific compensation decisions made for each of our other named officers for 2009 reflect the approach described above and under 2009 Compensation—Overview. In determining the 2009 compensation of our other named officers, the Compensation Committee evaluated their individual contributions and the performance of the group or initiatives that each individual leads under the direction of Mr. Sugarman. The compensation decisions for 2009 are reported in the Summary Compensation Table in this proxy statement. In addition to the compensation reported in the Summary Compensation Table, in February 2010, the Compensation Committee approved equity incentive awards for 2009 for our other named officers, as follows:

Name	Units Granted (#)	Grant Date Fair Value ($)
Nina B. Matis	178,388	549,435
R. Michael Dorsch III	148,656	457,860
Barbara Rubin	89,194	274,718

        An equity award in the form of Units was also approved for James Burns, which was forfeited upon his resignation on April 16, 2010.

        These Units represent the right to receive an equivalent number of shares of our common stock (after deducting shares for minimum required statutory withholdings) if and when the Units vest. These Units will cliff vest on February 17, 2012 if the named officer is employed by us on that date. These Units will carry dividend equivalent rights that entitle the holder to receive dividend payments on the Units prior to vesting, if and when dividends are paid on shares of our common stock.

        In establishing base salaries for our named officers, we consider the officer's position and responsibility, experience, length of service with us, and overall performance, as well as compensation practices of other companies in markets where we compete for executive talent. In general, base salaries for our named officers have remained flat, with the exception of Mr. Burns who was promoted during 2009 to the position of chief financial officer, and we have emphasized performance-based incentive awards to reward and motivate performance.

        The 2009 compensation of Nina B. Matis, our chief legal officer and chief investment officer, was approved based upon consideration of her critical role in overseeing the legal, tax, structuring and regulatory aspects of our operations and investment and financing transactions. In particular, Ms. Matis' expertise in real estate and finance has been extremely valuable to our efforts to execute financing transactions, such as the secured financing and restructuring of existing bank facilities, asset sales, loan sales and resolutions of a large portfolio of problem assets.

        The 2009 compensation of R. Michael Dorsch III, our executive vice president, was approved based upon consideration of his contributions in managing a very challenging investment portfolio, in particular our land investments, including properties acquired through or in lieu of foreclosure.

        The 2009 compensation of Barbara Rubin, our executive vice president, was approved based upon consideration of the significant expansion of her responsibilities in leading an asset management and loan servicing group responsible for a portfolio with increased amounts of non-performing loans, foreclosures and other problem assets.

        The 2009 compensation of James D. Burns, who served as our chief financial officer from March 2009 until his resignation effective April 16, 2010, was approved based upon consideration of his contributions in leading the performance of the finance and accounting group in the context of very difficult market conditions that effectively brought the credit and capital markets to a standstill, including implementing various measures to improve our liquidity and strengthen our balance sheet, such as restructuring our bank credit facilities, managing our debt covenant compliance, and overseeing compliance with our financial reporting and accounting requirements.

        The 2009 compensation of Catherine Rice, our chief financial officer until her retirement on March 6, 2009, included her base salary through her retirement date and a special compensation payment in the amount of $1.0 million in consideration of, among other things, her ongoing assistance in connection with the critical and complex restructuring of existing bank facilities, which was closed in March 2009, her willingness to continue to work through that date to ensure a smooth transition of her responsibilities, and her many years of valuable service as our chief financial officer.

Other Matters

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation over $1 million to any of our named officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Company's shareholders have approved cash and equity incentive plans which give the Compensation Committee the flexibility to award compensation, such as incentive cash bonuses and performance-based equity awards, that is deductible. The Compensation Committee may make compensation payments that are not fully deductible if in its judgment such payments are necessary to achieve the objectives of our compensation program.

Compensation Committee Report

        In connection with our oversight of the compensation programs of iStar Financial Inc., a Maryland corporation (the Company), we, the members of the Compensation Committee listed below, have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon the review and discussions, the Compensation Committee has recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Compensation Committee:

    Robert W. Holman, Jr. (Chairman)
    Robin Josephs
    Jeffrey A. Weber

        The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.

Summary Compensation Table

        The following table, and the accompanying footnotes, sets forth compensation information for the 2009 fiscal year for Jay Sugarman, our chief executive officer, James Burns, who served as our chief financial officer during 2009 and until his resignation on April 16, 2010, our three other most highly-compensated officers, and Catherine Rice, who served as our chief financial officer until her retirement on March 6, 2009.

        In accordance with SEC regulations, the amounts shown in the Stock Awards column for 2008 include restricted stock units, or Units, granted in December 2008 for services in 2008 and Units granted in January 2008 for services in 2007, in effect constituting two years of annual awards granted in the same year. Additionally, 2008 amounts include special awards of Units granted in October 2008 for purposes of retaining key employees. The amounts shown in the Stock Awards column for 2007 reflect Units granted in January 2007 for services in 2006. Next year's proxy statement will report Units that were recently granted in 2010 for services in 2009. Please refer to the Compensation Discussion and Analysis for further discussion of the Units granted in 2010.

        The amounts shown in the Stock Awards column of the table are comprised of two different types of Units we have granted in recent years: service-condition Units, which will vest if the employee remains employed by us at the vesting date or dates; and market-condition Units, which will vest only if specified shareholder return or stock price hurdles, as well as service conditions, are met. The amounts shown are the aggregate grant date fair values of the Units granted in the year indicated, computed in accordance with accounting guidance and published SEC guidance. Footnote (2) below shows the breakdown of the grant date fair value of these Stock Awards between service-condition Units and market-condition Units. The vesting provisions of the market-condition Units are described in the notes to the Outstanding Equity Awards at Fiscal 2009 Year-End table elsewhere in this proxy statement. None of the vesting conditions of the market-condition Units have yet been achieved and, if they are not achieved, such Units will have no value and will be forfeited. The vesting provisions of the service-condition Units are also described in the notes to the Outstanding Equity Awards at Fiscal 2009 Year-

End table. All Units held by Mr. Burns that were unvested as of his resignation on April 16, 2010 have been forfeited.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

Jay Sugarman	2009	1,000,000	1,999,000	—	10,568	3,009,568
Chairman and Chief	2008	1,000,000	—	16,309,856	463,178	17,773,034
Executive Officer	2007	1,000,000	3,000,000	5,109,217	482,336	9,591,553

James D. Burns	2009	350,000	600,000	—	10,904	960,904
Chief Financial Officer	2008	234,583	400,000	429,062	21,852	1,085,497
	2007	223,125	391,238	122,800	25,013	762,176

Nina B. Matis	2009	350,000	1,350,000	—	4,460	1,704,460
Chief Legal Officer and	2008	320,833	1,500,000	3,405,853	147,771	5,374,457
Chief Investment Officer(5)	2007	—	—	1,532,790	177,805	1,710,595

R. Michael Dorsch III	2009	250,000	1,125,000	—	10,904	1,385,904
Executive Vice President	2008	250,000	1,250,000	2,517,977	121,497	4,139,474
	2007	250,000	1,000,000	1,149,555	186,307	2,585,862

Barbara Rubin	2009	250,000	650,000	—	3,494	903,494
Executive Vice President	2008	249,167	650,000	1,024,860	32,042	1,956,069
	2007	229,792	618,750	319,280	43,786	1,211,608

Catherine D. Rice	2009	65,625	—	—	1,010,186	1,075,811
Chief Financial Officer	2008	350,000	1,250,000	1,363,915	143,259	3,107,174
(until March 6, 2009)	2007	350,000	1,250,000	1,532,740	204,173	3,336,913

(1)
Amounts included in the "Bonus" column represent cash incentive bonuses paid for services during the year noted and are paid in the first quarter of the following year.

(2)
The Stock Awards column reflects Units awarded to the named officers in the years shown in the Summary Compensation Table. The following table shows, for the named officers (a) the breakdown of the grant date fair value of these Stock Awards between service-condition Units and market-condition Units, and (b) the realized value of Units (including Units granted prior to 2007) that actually vested for each named officer in each year shown. The method used for calculating the grant date fair values shown are described elsewhere in these notes and in this proxy statement. The realized value is the fair market value on the vesting date. We are presenting this supplemental information in order to enhance the reader's understanding that (i) a substantial portion of the Units granted in the years shown in the Summary Compensation Table have not yet vested, and (ii) all of the market-condition Units remain "at risk" because they are subject to significant stock price and shareholder return hurdles that have not been achieved. In particular, here is a summary of the market and vesting conditions, which have not yet been achieved, for the market-condition Units awarded in 2008:
  •
  Units granted to each named officer on December 19, 2008:  If our common stock achieves a price of $7.00 (average closing price over 20 consecutive trading days) prior to December 19, 2010, the Units will vest in equal installments on January 1, 2011 and January 1, 2012, and if our common stock does not achieve the $7.00 stock price target but achieves a price of $10.00 (average closing price over 20 consecutive trading days) prior to December 19, 2011, the Units will vest on January 1, 2012, in each case if the executive remains employed on the applicable vesting date;

  •
  Units awarded to Mr. Sugarman on October 9, 2008:  If the total shareholder return on our common stock is at least 25% per year over the three-year measurement period, using a base price of $3.38 (the average closing price over 20 consecutive trading days prior to October 9, 2008), the Units will vest on October 9, 2011, if Mr. Sugarman remains employed on the vesting date; and

  •
  Units granted to each named officer on January 18, 2008:  If the total shareholder return on our common stock is at least 20% for the measurement period between January 18, 2008 and December 31, 2010, using a base price of $25.04 (the average closing price over 20 consecutive trading days prior to January 18, 2008), the Units will vest on December 31, 2010, if the executive remains employed on the vesting date.

See footnotes (4), (5) and (6) to the Outstanding Equity Awards table for additional details of the awards reflected in the Summary Compensation Table.

		Stock Awards Granted ($)		Stock Awards Vested Realized Value ($)
Name and Principal Position	Year	Service- condition based	Market- condition based	Service- condition based	Market- condition based

Jay Sugarman	2009	—	—	244,634	—
Chairman and Chief	2008	4,118,856	12,191,000	1,255,749	—
Executive Officer	2007	5,109,217	—	654,704	—

James D. Burns	2009	—	—	7,028	—
Chief Financial Officer	2008	148,573	280,489	47,476	—
	2007	122,800	—	47,820	—

Nina B. Matis	2009	—	—	86,393	—
Chief Legal Officer and	2008	1,643,652	1,762,201	505,992	—
Chief Investment Officer	2007	1,532,790	—	436,501	—

R. Michael Dorsch III	2009	—	—	76,863	—
Executive Vice President	2008	1,027,776	1,490,201	532,250	—
	2007	1,149,555	—	611,092	—

Barbara Rubin	2009	—	—	14,523	—
Executive Vice President	2008	195,431	829,429	112,251	—
	2007	319,280	—	103,626	—

(3)
Amounts included in the Stock Awards column represent the fair market values of Units computed in accordance with FASB ASC Topic 718 and published SEC guidance. Refer to Note 13 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2009 and the table below for further details. Based on published SEC guidance, we have presented the value of the Units contingently granted to our CEO in October 2008 and the Units granted to the named officers in December 2008 as of the dates the awards were approved by the Compensation Committee, which are different than their measurement dates for accounting purposes. For accounting purposes, the fair value of these Units was measured as of May 27, 2009, which is the date on which our shareholders approved the October 2008 award to our CEO and approved a new equity incentive plan to permit settlement of the December 2008 awards in stock, rather than cash, thereby converting the December 2008 awards to equity awards for purposes of FASB ASC Topic 718. The fair values of $0.33 per Unit for the October 2008 award and $2.72 per Unit for the December 2008 awards were calculated by an independent third party valuation firm that is part of a global consulting organization, using a Monte Carlo model to simulate a range of possible future outcomes based on the following assumptions:

	October 9, 2008	December 19, 2008
Risk-free interest rate	1.93%	1.02%
Expected stock price volatility	86.39%	114.25%
Expected annual dividend	$0	$1
Common stock price on award date	$1.02	$3.34
(4)
For all named officers, "All Other Compensation" includes dividend equivalents paid on restricted stock units in 2008 ($453,127 for Mr. Sugarman, $11,802 for Mr. Burns, $144,672 for Ms. Matis, $111,111 for Mr. Dorsch, $23,566 for Ms. Rubin and $133,209 for Ms. Rice) and in 2007 ($472,372 for Mr. Sugarman, $15,053 for Mr. Burns, $177,805 for Ms. Matis, $176,008 for Mr. Dorsch, $36,236 for Ms. Rubin and $194,209 for Ms. Rice), the Company's matching contributions to the named officer's account in our 401(k) Plan, and additional compensation attributable to certain life insurance and disability insurance premiums. The dividend equivalents were paid to the named officers in the same amount and at the same time as dividends were paid on equivalent amounts of our common stock. Dividends on our common stock, and consequently dividend equivalent payments, have not been paid since the second quarter 2008 dividend that was paid on July 31, 2008.

(5)
Ms. Matis became our full-time employee in February 2008. Prior to becoming our employee, Ms. Matis did not receive a salary or cash incentive bonus, but did receive stock awards in her capacity as our general counsel.

Grants of Plan-Based Awards

        As reflected in the following table, no plan-based awards were granted to the named officers during 2009. In accordance with SEC regulations, next year's proxy statement will report Units that were recently granted in 2010 for services in 2009. Please refer to the Compensation Discussion and Analysis for further discussion of Units granted in 2010.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
						Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)

Jay Sugarman	—	0	0	0	0	0

James D. Burns	—	0	0	0	0	0

Nina B. Matis	—	0	0	0	0	0

R. Michael Dorsch III	—	0	0	0	0	0

Barbara Rubin	—	0	0	0	0	0

Catherine D. Rice	—	0	0	0	0	0

Outstanding Equity Awards

        The following table shows all outstanding equity awards held by the named officers at the end of fiscal 2009, including stock option awards and unvested restricted stock units, or Units. We have not granted any stock options since 2003. As required by SEC rules, the market value of unvested Units is calculated by multiplying the number of Units by the closing market price of our common stock on December 31, 2009. Ms. Rice did not have any outstanding equity awards at the end of fiscal 2009. All Units held by Mr. Burns that were unvested as of his resignation on April 16, 2010 have been forfeited.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

Option Awards				Stock Awards
				Service-condition based		Market-condition based
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Jay Sugarman	333,333	$16.88	1/3/2010	34,671(2)	88,758	—	—
				118,256(3)	302,735	—	—
				—	—	177,384(4)	454,103
				—	—	2,000,000(5)	5,120,000
				—	—	4,000,000(6)	10,240,000

James D. Burns	—	—	—	833(2)	2,132	—	—
				2,313(3)	5,921	—	—
				—	—	2,313(4)	5,921
				50,000(7)	128,000	—	—
				—	—	100,000(6)	256,000

Nina B. Matis	—	—	—	10,401(2)	26,627	—	—
				35,476(3)	90,819	—	—
				—	—	35,477(4)	90,821
				300,000(7)	768,000	—	—
				—	—	600,000(6)	1,536,000

R. Michael Dorsch III	—	—	—	7,801(2)	19,971	—	—
				23,651(3)	60,547	—	—
				—	—	35,477(4)	90,821
				150,000(7)	384,000
				—	—	500,000(6)	1,280,000

Barbara Rubin	—	—	—	2,166(2)	5,545
				3,658(3)	9,364
				—	—	3,659(4)	9,367
				50,000(7)	128,000
				—	—	300,000(6)	768,000

(1)
The market value of unvested Units is calculated by multiplying the number of Units by $2.56, the closing market price of our common stock on December 31, 2009.

(2)
These Units, granted in January 2007, vested on January 2, 2010.

(3)
One-half of these Units, granted in January 2008, vested on January 2, 2010 and the final installment will vest on January 2, 2011.

(4)
These Units, granted in January 2008, will cliff vest in one installment on December 31, 2010 if the executive is employed on the vesting date, but only if the total shareholder return on our common stock is at least 20% (compounded annually and including dividends, if any), based on the average NYSE closing price for our common stock for the 20 days prior to the award date, which was $25.04, compared to the average 20-day closing price prior to the vesting date.

(5)
These Units were contingently awarded to Mr. Sugarman as a special retention award on October 9, 2008 subject to shareholder approval. On May 27, 2009, the Company's shareholders approved the grant of these market-condition based units. These Units will cliff vest in one installment on October 9, 2011, if Mr. Sugarman is employed on the vesting date, but only if the total shareholder return on our common stock is at least 25% per year (compounded at the end of the three year vesting period, including dividends). Total shareholder return will be based on the average NYSE closing prices for our common stock for the 20 days prior to: (a) the date of the award on October 9, 2008 (which was $3.38); and (b) the vesting date. Assuming no dividends are paid and a vesting date of October 9, 2011, this award will vest only if the average NYSE closing price for our common stock for the 20 days prior to the vesting date is at least $6.58. No dividends will be paid on these units prior to vesting.

(6)
These Units, granted on December 19, 2008, will vest if the executive is employed on the vesting date, but only if specified price targets for our common stock are achieved within three years, which were established as follows: (a) if our common stock achieves a price of $4.00 or more (average price over 20 consecutive trading days) prior to December 19, 2009, the units will vest in three equal installments on January 1, 2010, January 1, 2011 and January 1, 2012; (b) if the $4.00 share price target is not achieved in the first year, but our common stock achieves a price of $7.00 prior to December 19, 2010, the units will vest in two equal installments on January 1, 2011 and January 1, 2012; and (c) if neither the $4.00 nor the $7.00 share price target is achieved in the first or second year, but our common stock achieves a price of $10.00 prior to December 19, 2011, the units vest in one installment on January 1, 2012. The $4.00 price target for the initial period ended December 19, 2009 was not achieved and, therefore, only the $7.00 and $10.00 price targets remain applicable.

(7)
These Units, granted on October 9, 2008 for purposes of retention, will cliff vest in one installment on October 9, 2011 if the executive is employed on the vesting date. Dividend equivalents are paid on these awards from the date of grant, as and when dividends are paid on our common stock.

Aggregate Option Exercises and Stocks Vested in 2009 and Fiscal Year-End Option Values

        The following table presents information for the named officers relating to stock option exercises during 2009 and Units that vested during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number Of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Jay Sugarman	—	—	107,491	244,634
James D. Burns	—	—	2,990	7,028
Nina B. Matis	—	—	37,268	86,393
R. Michael Dorsch III	—	—	32,405	76,863
Barbara Rubin	—	—	6,163	14,523
Catherine D. Rice	—	—	112,034	167,185

(1)
The net amounts of shares received by Mr. Sugarman, Mr. Burns, Ms. Matis, Mr. Dorsch, Ms. Rubin and Ms. Rice upon vesting of these restricted stock unit awards, after deduction of shares withheld by the Company to cover associated tax liabilities, as applicable, were 63,891, 1,675, 20,872, 32,405, 3,851 and 54,367 shares, respectively.

Pension Benefits; Deferred Compensation

        We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.

Employment Agreements with Named Officers and Other Key Officers

        We do not have employment agreements with any of our named officers or other key officers.

Severance, Change-in-Control or Similar Arrangements

        We do not maintain any severance, change-in-control or similar programs or arrangements that provide for payments to the named officers following termination of employment or a change-in-control of the Company, except as described herein.

        Under the High Performance Unit, or HPU, program, upon a change-in-control (as defined in the HPU plan documents) the HPU participants will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by the equivalent number of shares represented by their outstanding HPU interests for which valuation dates have occurred. Mr. Sugarman does not hold any outstanding HPU interests. With respect to the interests held in the HPU plans by other named officers currently employed by the Company, these officers will be entitled to receive the per share consideration paid to our common shareholders in the change of control transaction multiplied by 212,871 shares in the case of Ms. Matis, 10,319 shares in the case of Mr. Burns, 141,914 shares in the case of Mr. Dorsch and 67,924 shares in the case of Ms. Rubin. If a change-in-control transaction occurred on December 31, 2009, these executive officers would have received consideration in the transaction in respect of their HPU interests having equity value of $544,950, $26,417, $363,300 and $173,884, respectively, based upon the $2.56 per share NYSE closing price of our common stock as of that date and assuming the consideration received is equal to such closing price on such date. No consideration is payable in a change-in-control transaction with respect to HPU interests that have been redeemed.

        Under the terms of our long-term incentive plans and the applicable award agreements, in the event an employee's employment is terminated by us without cause or in the event of a change in control, certain unvested portions of the employee's restricted stock units will be accelerated. If, on December 31, 2009, employment of our named officers had been terminated without cause or a change in control had occurred, the named officers would have received accelerated vesting of unvested units in the amounts, and having the values, set forth below:

Name	Number of Units That Have Not Vested	Market Value of Units That Have Not Vested(1)
Jay Sugarman	152,927	$391,493
James D. Burns	53,146	$136,054
Nina B. Matis	345,877	$885,445
R. Michael Dorsch III	181,452	$464,517
Barbara Rubin	55,824	$142,909

(1)
Based on the $2.56 per share of NYSE closing price of our common stock as of December 31, 2009.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Robert W. Holman, Jr. (Chairman), Robin Josephs and Jeffrey A. Weber. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board, nor has such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, officers and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were met.

 DIRECTOR COMPENSATION

        We pay non-employee directors an annual retainer of $50,000, paid in quarterly cash installments. The chairpersons of our board committees receive the following annual retainers, paid in quarterly cash installments: Audit Committee—$20,000; Compensation Committee—$15,000; and other committees—$10,000. No additional annual cash retainer is paid to our Lead Director. Non-employee directors receive $2,000 for each board meeting attended. Members of board committees receive $1,800 for each committee meeting attended. Each non-employee director receives an annual grant of $70,000 of common stock equivalents, or CSEs, based on the average NYSE closing price for our common stock for the 20 days prior to the date of the annual shareholders meeting. Our Lead Director receives an additional award of $50,000 CSEs, based on the average NYSE closing price for our common stock for the 20 days prior to the date of the annual shareholders meeting, in consideration of her services as Lead Director. The CSEs generally vest at the time of the next subsequent annual shareholders meeting, although vesting is accelerated in limited circumstances. In general, vested CSEs will be distributed to a director on January 1 following the director's death, retirement or resignation from the board, unless the director has elected to defer distribution to a later date. An amount equal to the dividends paid on an equivalent number of shares of our common stock is paid on the CSEs from the date of grant, as and when dividends are paid on the common stock. Under the Non-Employee Directors' Deferral Plan, directors have the opportunity to defer the receipt of some or all of their compensation in accordance with the provisions of the plan.

        The table below summarizes the compensation information for our non-employee directors for the fiscal year ended December 31, 2009. The amounts of cash fees paid to non-employee directors, and in particular directors Holman, Josephs, Puskar and Reiss who serve on a special committee of the board, reflect the increased number of board and committee meetings held in 2009. Jay Sugarman, our chairman and chief executive officer, is not included in this table as he is an employee of the Company and receives no compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Glenn R. August	88,000	64,718	—	—	—	—	152,718
Robert W. Holman, Jr.	197,000	64,718	—	—	—	5,000	266,718
Robin Josephs	196,100	110,944	—	—	—	2,150	309,194
John G. McDonald	106,000	64,718	—	—	—	—	170,718
George R. Puskar	157,600	64,718	—	—	—	5,000	227,318
Dale Anne Reiss	184,047	64,718	—	—	—	5,000	253,765
Jeffrey A. Weber	118,400	64,718	—	—	—	5,000	188,118

(1)
Amounts included in the "Stock Awards" column reflect the grant date fair value of CSEs awarded to directors in 2009 computed in accordance with FASB ASC Topic 718. These CSE awards were made to the directors under the Non-Employee Directors' Deferral Plan. The CSE awards are valued using the closing price of our common stock on the date of grant. As of December 31, 2009, the directors held the following aggregate amounts of CSEs: Glenn R. August—32,013 CSEs; Robert W. Holman, Jr.—24,513 CSEs; Robin Josephs—42,807 CSEs; John G. McDonald—24,513 CSEs; George R. Puskar—24,513 CSEs; Dale Anne Reiss—24,513 CSEs; and Jeffrey A. Weber—24,513 CSEs.

(2)
No option awards were granted to directors in 2009. As of December 31, 2009, the directors held the following aggregate number of options outstanding: Glenn R. August—no options; Robert W.

  Holman, Jr.—30,000 options; Robin Josephs—14,296 options; John G. McDonald—30,000 options; George R. Puskar—no options; Dale A. Reiss—no options; and Jeffrey A. Weber—no options.

(3)
Our directors are eligible to participate in our broad-based matching gifts program under which we will donate funds equal to contributions made by directors or employees to a qualified nonprofit organization, up to a maximum annual matching contribution per individual of $5,000 for directors and senior officers, $2,500 for other officers and $1,500 for other employees. Amounts included in the "All Other Compensation" column include matching gifts made by us on behalf of the listed director.

 INDEMNIFICATION

        The Company and each of our directors and executive officers have entered into indemnification agreements. The indemnification agreements provide that we will indemnify the directors and the executive officers to the fullest extent permitted by our charter and Maryland law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as our director, officer or agent, or by reason of their serving as a director, officer or agent of another Company at our request. The Maryland General Corporation Law, or MGCL, permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. In addition, we have obtained directors and officers liability insurance, which covers our directors and executive officers.

ACCOUNTING FEES AND SERVICES

        Fees paid to PricewaterhouseCoopers LLP, our independent registered public accounting firm, during the last two fiscal years were as follows:

        Audit Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2009 and December 31, 2008 for professional services rendered by PricewaterhouseCoopers LLP in connection with its integrated audits of the Company's consolidated financial statements and of its internal control over financial reporting and its reviews of the unaudited consolidated interim financial statements of the Company, were approximately $1,737,393 and $2,048,256, respectively. In each of these years, these services included the issuance of consents and comfort letters for filings initiated by the Company in connection with debt offerings and statutory audits of wholly-owned consolidated subsidiaries.

        Audit-Related Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2009 and December 31, 2008 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not disclosed under "Audit Fees" above, were approximately $51,938 and $329,468, respectively. These audit-related fees included fees related to consultations concerning financial accounting and reporting standards, the issuance of mortgage servicing compliance reports and audits of wholly-owned consolidated secured financing subsidiaries.

        Tax Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2009 and December 31, 2008 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were approximately $313,704 and $618,617, respectively. These services included income tax compliance and related tax services.

        All Other Fees:    The aggregate fees incurred during the fiscal years ended December 31, 2009 and December 31, 2008 for all other professional services rendered by PricewaterhouseCoopers LLP (including software licensing fees) were approximately $2,601 and $975, respectively.

        Our Audit Committee is responsible for retaining and terminating our independent registered public accounting firm (subject, if applicable, to shareholder ratification). In addition, the Audit Committee is responsible for reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent registered public accounting firm and for presenting its conclusions with respect to the independent registered public accounting firm to the full board.

        The Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit engagements, with the independent registered public accounting firm. During fiscal 2009, the Audit Committee approved such services provided by PricewaterhouseCoopers LLP.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information available to us as of April 2, 2010 with respect to any common stock owned by our continuing directors and executive officers, and any individual or group of shareholders known to be the beneficial owner of more than 5% of our issued and outstanding common stock. This table includes options that are currently exercisable or exercisable within 60 days of the date of this proxy statement and CSEs awarded to non-employee directors under the iStar Financial Inc. Non-Employee Directors Deferral Plan. There are no other directors, nominees for director or executive officers who beneficially own common stock.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned		% of Basic Common Stock Outstanding(2)
Glenn R. August(3)	1,114,168	(4)	1.19%
Robert W. Holman, Jr.(3)	413,303	(5)	*
Robin Josephs(3)	121,280	(6)	*
Nina B. Matis(3)	67,807	(7)	*
John G. McDonald(3)	84,513	(8)	*
George R. Puskar(3)	90,813	(9)	*
Dale Anne Reiss(3)	37,013	(10)	*
Jay Sugarman(3)	2,297,219	(11)	2.46%
Jeffrey A. Weber(3)	94,959	(12)	*
Franklin Resources, Inc.	11,933,581	(13)	12.78%
Ori Uziel	5,000,000	(14)	5.35%
BlackRock, Inc.	5,179,936	(15)	5.55%
All executive officers, directors and nominees for director as a group (9 persons)	4,321,075		4.63%

*
Less than 1%.

(1)
Except as otherwise indicated and subject to applicable community property laws and similar statutes, the person listed as the beneficial owner of shares has sole voting power and dispositive power with respect to the shares.

(2)
As of April 2, 2010, 93,381,861 shares of common stock were considered outstanding (consisting of 138,122,798 issued shares less 44,740,937 shares held in treasury).

(3)
c/o iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036.

(4)
Includes 1,012,739 shares of common stock owned directly by Mr. August and 69,416 shares owned indirectly through a family trust, and 32,013 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(5)
Includes 13,758 shares of common stock owned directly by Mr. Holman, 242,186 shares owned indirectly by Mr. Holman through a partnership, 112,846 shares owned indirectly through a family trust, 24,513 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 20,000 shares subject to options that are currently exercisable or exercisable within 60 days.

(6)
Includes 14,190 shares of common stock owned directly by Ms. Josephs, 15,060 shares owned indirectly by her spouse, 22,927 shares owned indirectly through a family trust, 12,000 shares owned indirectly through an Individual Retirement Account, 42,807 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 14,296 shares subject to options that are currently exercisable or exercisable within 60 days.

(7)
Includes 67,807 shares of common stock owned directly by Ms. Matis. Does not include 1,131,603 unvested restricted stock units awarded to Ms. Matis, which represent the right to receive shares of common stock if and when the units vest.

(8)
Includes 28,000 shares of common stock owned indirectly by Professor McDonald through an Individual Retirement Account, 12,000 shares owned indirectly through a family trust, 24,513 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days, and 20,000 shares subject to options that are currently exercisable or exercisable within 60 days.

(9)
Includes 12,500 shares of common stock owned directly by Mr. Puskar, 18,500 shares owned indirectly by Mr. Puskar's spouse, 35,300 shares owned indirectly through Individual Retirement Accounts and 24,513 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(10)
Includes 12,500 shares of common stock owned indirectly by Ms. Reiss through a family trust and 24,513 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(11)
Includes 2,252,675 shares of common stock owned directly by Mr. Sugarman and 44,544 shares owned indirectly through Mr. Sugarman's spouse. Does not include 7,043,030 unvested restricted stock units awarded to Mr. Sugarman which represent the right to receive shares of common stock if and when the units vest.

(12)
Includes 70,446 shares of common stock owned directly by Mr. Weber and 24,513 CSEs held under the iStar Financial Inc. Non-Employee Directors Deferral Plan, which are or will be fully vested within 60 days.

(13)
This information, as of December 31, 2009, was obtained from a Schedule 13G filed with the SEC. This shareholder's address is One Franklin Parkway, San Mateo, CA 94403-1906.

(14)
This information, as of February 2, 2010, was obtained from a Schedule 13G filed with the SEC. This shareholder's address is 155 Wooster Street, 8th Floor, New York, New York 10012.

(15)
This information, as of December 31, 2009, was obtained from a Schedule 13G filed with the SEC. This shareholder's address is 40 East 52nd Street, New York, NY 10022.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2005 we acquired a 47.5% interest in Oak Hill Advisors, L.P. and related entities for an aggregate purchase price of approximately $200 million, consisting of $151 million in cash and $49 million in shares of our common stock (1,164,310 shares). In connection with that acquisition, we appointed Glenn R. August, the president and senior partner of Oak Hill Advisors, L.P., to our board of directors. Mr. August, entities controlled by him and trusts for the benefit of Mr. August and his family received approximately half of the transaction consideration. We also hold 47.5% interests in each of 11 entities, 48.1% interests in each of two entities, and a 9.9% interest in one entity, all of which are entities related to Oak Hill Advisors, L.P. and Mr. August. As of December 31, 2009, the carrying value in these ventures was $181.1 million. We recorded equity in earnings from these investments of $22.7 million for the year ended December 31, 2009. We have also invested directly in six funds managed by Oak Hill Advisors, L.P., which have a cumulative carrying value of $0.6 million as of December 31, 2009 and for which we recorded income of $0.2 million for the year ended December 31, 2009. In addition, we have paid $0.1 million to certain of these entities representing management fees as well as advisory service related fees in conjunction with our debt repurchase transactions.

Policies and Procedures With Respect to Related Party Transactions

        It is the policy of our board of directors that all transactions between our Company and a related party must be approved or ratified by at least a majority of the members of our board who have no financial or other interest in the transaction. A related party includes any director or executive officer or his or her immediate family members, or stockholders owning 5% of more of our outstanding stock.

        In determining whether to approve or ratify a related party transaction, the board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director will participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director will provide all material information concerning the related party transaction to our board.

        If a related party transaction will be ongoing, our board may establish guidelines for our management to follow in its ongoing dealings with the related party. The board may delegate to our Nominating and Corporate Governance Committee the authority to review and assess, on at least an annual basis, any such ongoing relationships with the related party to see that they are in compliance with the board's guidelines.

        All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

OTHER MATTERS

When Are Shareholder Proposals Due for the 2011 Annual Meeting?

        Shareholder proposals intended to be presented at the annual meeting to be held in 2011 must be sent in writing, by certified mail, return receipt requested, to us at our principal office, addressed to our Secretary, and must be received by us no later than December 22, 2010, for inclusion in the 2011 proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify us by (1) directing your written request to: iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, New York 10036, Attn: Investor Relations or (2) contacting our Investor Relations department at (212) 930-9400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact us as specified above.

Are there any other matters coming before the 2010 Annual Meeting?

        Our management does not intend to bring any other matters before the annual meeting and knows of no other matters that are likely to come before the meeting. In the event any other matters properly come before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion.

        The Company urges you to authorize a proxy to vote your shares by completing, signing, dating and returning the accompanying proxy card in the accompanying postage-paid return envelope at your earliest convenience, whether or not you presently plan to attend the meeting in person.

Availability of Annual Report on Form 10-K

        Our 2009 Annual Report to Shareholders, including our audited financial statements as of and for the year ended December 31, 2009, is being mailed to our shareholders with this proxy statement. (The 2009 Annual Report, however, is not part of the proxy solicitation material.) A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, without exhibits, may be obtained, without charge, by writing to us at iStar Financial Inc., 1114 Avenue of the Americas, 39th Floor, New York, NY 10036, Attention: Investor Relations, or by visiting our website at www.istarfinancial.com.

By Order of the Board of Directors

Geoffrey M. Dugan General Counsel, Corporate and Secretary New York, NY April 21, 2010

C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can authorize your proxy by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to authorize your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2010. Authorize your proxy by Internet Log on to the Internet and go to www.investorvote.com/sfi Follow the steps outlined on the secured website. Authorize your proxy by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT AUTHORIZED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Jay Sugarman 02 - Glenn R. August 03 - Robert W. Holman, Jr. 04 - Robin Josephs 05 - John G. McDonald 06 - George R. Puskar 07 - Dale Anne Reiss 08 - Jeffrey A. Weber For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the annual meeting, or any adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 JNT 81AV 0249421 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND <STOCK#> 016HSA

IF YOU HAVE NOT AUTHORIZED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. STAR Proxy — iStar Financial Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC. 1114 AVENUE OF THE AMERICAS, 39TH FLOOR NEW YORK, NEW YORK 10036 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2010. TO AUTHORIZE A PROXY TO VOTE YOUR SHARES AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX. The undersigned holder of shares of common stock and/or 8.00% Series D cumulative redeemable preferred stock of iStar Financial Inc., a Maryland corporation (the “Company”), hereby appoints Jay Sugarman and Nina B. Matis, or either of them, with full power of substitution in each, to attend and to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 26, 2010 at 9:00 a.m., local time, at The Harvard Club of New York City, 35 West 44th Street, New York, New York, 10036, and at any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given with respect to such meeting. Capitalized terms not otherwise defined have the meanings given in the proxy statement to which this proxy relates. This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement (the terms of each of which are incorporated by reference herein). PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return all cards in the enclosed envelope. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: 01 - Jay Sugarman 04 - Robin Josephs 07 - Dale Anne Reiss For Withhold For Withhold For Withhold 05 - John G. McDonald 03 - Robert W. Holman, Jr. 06 - George R. Puskar 08 - Jeffrey A. Weber For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the annual meeting, or any adjournments or postponements thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box. 1 U PX 0249422 <STOCK#> 016HTA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — iStar Financial Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC. 1114 AVENUE OF THE AMERICAS, 39TH FLOOR NEW YORK, NEW YORK 10036 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2010. TO AUTHORIZE A PROXY TO VOTE YOUR SHARES AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF iSTAR FINANCIAL INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX. The undersigned holder of shares of common stock and/or 8.00% Series D cumulative redeemable preferred stock of iStar Financial Inc., a Maryland corporation (the “Company”), hereby appoints Jay Sugarman and Nina B. Matis, or either of them, with full power of substitution in each, to attend and to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on May 26, 2010 at 9:00 a.m., local time, at The Harvard Club of New York City, 35 West 44ih Street, New York, New York, 10036, and at any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given with respect to such meeting. Capitalized terms not otherwise defined have the meanings given in the proxy statement to which this proxy relates. This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or appearing at the annual meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement (the terms of each of which are incorporated by reference herein). PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return all cards in the enclosed envelope. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE OFFICERS AND OTHER KEY OFFICERS
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END
DIRECTOR COMPENSATION
INDEMNIFICATION
ACCOUNTING FEES AND SERVICES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS